UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2009

DIAMOND INFORMATION INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-149978	22-2935867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Daniel Road East Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 227-3230

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2009, the Registrant executed an Asset Purchase Agreement with Mario Panelli & C. s.a.s. (“Seller”) and Mario Panelli and Mogni Viviana (“Owner”), wherein the Registrant agreed to purchase from the Seller substantially all the assets of Seller (Acquired Assets) used in the conduct of its business on the Closing Date, September 30, 2009. The business currently being conducted by the Seller is the distribution of high-end jewelry under the registered trademark of Mario Panelli & C s.a.s. The Registrant will pay the Seller an amount equal to 100% of the Book Value of Seller’s inventory determined in accordance with GAAP, valuing each item at the lower of the cost paid for such item by Seller or the fair market wholesale value on such item as of the Closing Date. As of the date of the agreement, the parties estimate 100% of the Book Value of the inventory to be approximately $945,000.00 Euros or $1,382,440.50 US Dollars.  The Registrant agreed to pay the Seller upon funding of the Company. The Closing Date has been extended from September 30, 2009 to 30 additional days (October 30, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND INFORMATION INSTITUTE, INC.

By: /S/ Berge Abajian
Berge Abajian, President

Date:  September 30, 2009